Exhibit 4(h)










                    JAMES RIVER CORPORATION OF VIRGINIA

                         STOCKPLUS INVESTMENT PLAN



                Amended and Restated Effective July 1, 1994
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                             TABLE OF CONTENTS

                                                                       Page


SECTION I
              ESTABLISHMENT OF THE STOCKPLUS INVESTMENT PLAN . . . . . .  1

SECTION II
                                DEFINITIONS. . . . . . . . . . . . . . .  2
          2.1    Account . . . . . . . . . . . . . . . . . . . . . . . .  2
          2.2    Affiliated Company. . . . . . . . . . . . . . . . . . .  2
          2.3    Before-Tax Contributions. . . . . . . . . . . . . . . .  2
          2.4    Beneficiary . . . . . . . . . . . . . . . . . . . . . .  2
          2.5    Board . . . . . . . . . . . . . . . . . . . . . . . . .  3
          2.6    Canadian Employee . . . . . . . . . . . . . . . . . . .  3
          2.7    Company . . . . . . . . . . . . . . . . . . . . . . . .  3
          2.8    Company Stock . . . . . . . . . . . . . . . . . . . . .  3
          2.9    Company Stock Fund. . . . . . . . . . . . . . . . . . .  3
          2.10   Compensation. . . . . . . . . . . . . . . . . . . . . .  3
          2.11   Effective Date. . . . . . . . . . . . . . . . . . . . .  4
          2.12   Employee. . . . . . . . . . . . . . . . . . . . . . . .  4
          2.13   Employer or Employers . . . . . . . . . . . . . . . . .  4
          2.14   ERISA . . . . . . . . . . . . . . . . . . . . . . . . .  4
          2.15   Highly Compensated Employee . . . . . . . . . . . . . .  4
          2.17   Insider . . . . . . . . . . . . . . . . . . . . . . . .  5
          2.18   Internal Revenue Code . . . . . . . . . . . . . . . . .  5
          2.19   Leave of Absence. . . . . . . . . . . . . . . . . . . .  5
          2.20   Matching Contributions. . . . . . . . . . . . . . . . .  5
          2.21   Participant . . . . . . . . . . . . . . . . . . . . . .  5
          2.22   Permanent Disability. . . . . . . . . . . . . . . . . .  5
          2.23   Plan. . . . . . . . . . . . . . . . . . . . . . . . . .  6
          2.24   Plan Administrator. . . . . . . . . . . . . . . . . . .  6
          2.25   Plan Year . . . . . . . . . . . . . . . . . . . . . . .  6
          2.26   Prior Plan. . . . . . . . . . . . . . . . . . . . . . .  6
          2.27   Retirement Date . . . . . . . . . . . . . . . . . . . .  6
          2.28   Rule 16b-3. . . . . . . . . . . . . . . . . . . . . . .  6
          2.29   Service . . . . . . . . . . . . . . . . . . . . . . . .  6
          2.30   Taxable Compensation. . . . . . . . . . . . . . . . . .  7
          2.31   Trust Agreement . . . . . . . . . . . . . . . . . . . .  7
          2.32   Trustee . . . . . . . . . . . . . . . . . . . . . . . .  8
          2.33   Trust Fund. . . . . . . . . . . . . . . . . . . . . . .  8
          2.34   Valuation Date. . . . . . . . . . . . . . . . . . . . .  8

SECTION III
                               PARTICIPATION . . . . . . . . . . . . . .  9
          3.1    Participation in the Salary Reduction Plan. . . . . . .  9
          3.2    Application for Participation . . . . . . . . . . . . .  9
          3.3    Duration of Participation; Reemployment . . . . . . . . 10

SECTION IV
                               CONTRIBUTIONS . . . . . . . . . . . . . . 11
          4.1    Before-Tax Contributions. . . . . . . . . . . . . . . . 11
          4.2    Matching Contributions. . . . . . . . . . . . . . . . . 11
          4.3    Elections as to Contributions; Changes. . . . . . . . . 12
          4.4    Time and Manner of Payment of
                 Contributions . . . . . . . . . . . . . . . . . . . . . 13

SECTION V
                                 ACCOUNTS. . . . . . . . . . . . . . . . 14
          5.1    Participants' Accounts. . . . . . . . . . . . . . . . . 14
          5.2    Allocation of Contributions . . . . . . . . . . . . . . 14
          5.3    Annual Addition and Benefit Limitations . . . . . . . . 14
          5.4    Anti-Discrimination Test for Before-Tax
                 Contributions . . . . . . . . . . . . . . . . . . . . . 16
          5.5    Anti-Discrimination Test for Matching
                 Contributions.. . . . . . . . . . . . . . . . . . . . . 18
          5.6    Highly Compensated Employees. . . . . . . . . . . . . . 20
          5.7    Distribution of Excess Contributions. . . . . . . . . . 22
          5.8    Correction of Error . . . . . . . . . . . . . . . . . . 23

SECTION VI
                   VESTING AND DISTRIBUTION OF ACCOUNTS. . . . . . . . . 24
          6.1    Vested Interest . . . . . . . . . . . . . . . . . . . . 24
          6.2    Distribution Upon Termination of
                 Employment.   . . . . . . . . . . . . . . . . . . . . . 24
          6.3    Death . . . . . . . . . . . . . . . . . . . . . . . . . 24
          6.4    Form and Time of Payment. . . . . . . . . . . . . . . . 24
          6.5    Reemployed Participants . . . . . . . . . . . . . . . . 27
          6.6    Benefits to Minors and Incompetents . . . . . . . . . . 28
          6.7    Location of Missing Participants. . . . . . . . . . . . 28
          6.8    No Guarantee of Values. . . . . . . . . . . . . . . . . 29
          6.9    Eligible Rollover Distributions . . . . . . . . . . . . 29

SECTION VII
                           WITHDRAWALS AND LOANS . . . . . . . . . . . . 31
          7.1    Hardship Withdrawals. . . . . . . . . . . . . . . . . . 31
          7.2    Withdrawals During Employment . . . . . . . . . . . . . 33
          7.3    Withdrawals During Employment by Canadian
                 Employees . . . . . . . . . . . . . . . . . . . . . . . 34
          7.4    Loans . . . . . . . . . . . . . . . . . . . . . . . . . 35
          7.5    Outstanding Prior Plan Loans. . . . . . . . . . . . . . 37
          7.6    Insiders. . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION VIII
                            TRUST ARRANGEMENTS . . . . . . . . . . . . . 39
          8.1    Appointment of Trustee. . . . . . . . . . . . . . . . . 39
          8.2    Appointment of Investment Managers. . . . . . . . . . . 39

SECTION IX
                          INVESTMENT OF ACCOUNTS . . . . . . . . . . . . 40
          9.1    Investment Funds. . . . . . . . . . . . . . . . . . . . 40
          9.2    Investment of Accounts by Participants
                 Under Age 57. . . . . . . . . . . . . . . . . . . . . . 40
          9.3    Investment of Accounts by Participants Who
                 Have Attained Age 57. . . . . . . . . . . . . . . . . . 42
          9.4    Directed Investments. . . . . . . . . . . . . . . . . . 42
          9.5    Limitations on Directed Investments . . . . . . . . . . 44
          9.6    Application to Beneficiaries and Alternate
                 Payees. . . . . . . . . . . . . . . . . . . . . . . . . 44
          9.7    Order of Withdrawals and Loans from the
                 Investment Funds. . . . . . . . . . . . . . . . . . . . 44
          9.8    Limitation on Insiders' Interests in
                 Company Stock . . . . . . . . . . . . . . . . . . . . . 45
          9.9    Voting, Tender and Exercise of Similar
                 Rights with Respect to Company Stock. . . . . . . . . . 45
          9.10   Management of the Company Stock Fund. . . . . . . . . . 46
          9.11   Allocation of Income. . . . . . . . . . . . . . . . . . 46

SECTION X
                            GENERAL PROVISIONS . . . . . . . . . . . . . 47
          10.1   Nonalienation of Benefits . . . . . . . . . . . . . . . 47
          10.2   Merger or Consolidation . . . . . . . . . . . . . . . . 47
          10.3   No Contract of Employment . . . . . . . . . . . . . . . 47
          10.4   Non-Reversion . . . . . . . . . . . . . . . . . . . . . 47
          10.5   Construction and Severability . . . . . . . . . . . . . 48
          10.6   Delegation of Authority . . . . . . . . . . . . . . . . 48
          10.7   Changes in Capital Structure. . . . . . . . . . . . . . 48
          10.8   Receipt of Rollovers and Trustee-to-Trustee
                 Transfers . . . . . . . . . . . . . . . . . . . . . . . 48
          10.9   Gender and Number . . . . . . . . . . . . . . . . . . . 49
          10.10  Plan Merger . . . . . . . . . . . . . . . . . . . . . . 49

SECTION XI
                            PLAN ADMINISTRATION. . . . . . . . . . . . . 50
          11.1   Plan Administrator. . . . . . . . . . . . . . . . . . . 50
          11.2   Responsibilities. . . . . . . . . . . . . . . . . . . . 50
          11.3   Delegation of Duties. . . . . . . . . . . . . . . . . . 51
          11.4   Expenses. . . . . . . . . . . . . . . . . . . . . . . . 51
          11.5   Compensation. . . . . . . . . . . . . . . . . . . . . . 52
          11.6   Facility of Payment . . . . . . . . . . . . . . . . . . 52
          11.7   Benefit Claims Procedure. . . . . . . . . . . . . . . . 52
          11.8   Domestic Relations Orders . . . . . . . . . . . . . . . 53

SECTION XII
                             AMENDMENT OF PLAN . . . . . . . . . . . . . 55
          12.1   Reserved Power to Modify, Suspend or
                 Terminate . . . . . . . . . . . . . . . . . . . . . . . 55
          12.2   Amendment Requiring Shareholder Approval. . . . . . . . 55
          12.3   Distribution on Termination of Plan . . . . . . . . . . 55

SECTION XIII
                 ADOPTION OF PLAN BY AFFILIATED COMPANIES. . . . . . . . 56
          13.1   Adoption of the Plan. . . . . . . . . . . . . . . . . . 56
          13.2   Withdrawal. . . . . . . . . . . . . . . . . . . . . . . 56
          13.3   Sale of Employer or Division. . . . . . . . . . . . . . 56

SECTION XIV
                                 TOP HEAVY . . . . . . . . . . . . . . . 57
          14.1   Top Heavy . . . . . . . . . . . . . . . . . . . . . . . 57
          14.2   Minimum Allocation. . . . . . . . . . . . . . . . . . . 58
          14.3   Compensation Limitation . . . . . . . . . . . . . . . . 58
          14.4   Benefit and Contribution Limitations. . . . . . . . . . 59

APPENDIX A       Merger of the James River II Salaried Employees
                 Retirement Savings Plan into the StockPlus
                 Investment Plan

                                 SECTION I

              ESTABLISHMENT OF THE STOCKPLUS INVESTMENT PLAN


     James River Corporation of Virginia (the "Company") maintains the James River Corporation of Virginia Stock Purchase
Plan (the "Plan") for the benefit of its eligible Employees and the eligible Employees of its Affiliated Companies.

     The Company hereby amends and restates the Plan as of July 1, 1994 and changes the name of the Plan to the "James River Corporation of Virginia StockPlus Investment Plan". The Plan, as amended and restated, is intended to be a qualified profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. The Plan is also intended, to the extent permissible, to qualify as a Section 404(c) plan for the purposes of the Employee Retirement Income Security Act of 1974, as amended.

                                SECTION II

                                DEFINITIONS


     Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided:

     2.1  Account means a Participant's interest in the Trust
Fund, which shall consist of the Participant's Accounts described in Section 5.1.

     2.2 Affiliated Company means (a) any organization under common control (as described in Sections 414(b) and (c) of the Internal Revenue Code) with the Company or (b) any organization that is a member of an affiliated service group (as described in Section 414(m) of the Internal Revenue Code) of which the Company is a member.

     2.3 Before-Tax Contributions means contributions made by an Employer pursuant to Section 4.1.

     2.4 Beneficiary means the person or entity who is to receive any benefits payable from the Plan on account of a Participant's death, as follows:

          (a) If the Participant is married, the Beneficiary is the Participant's surviving spouse and no written designation is required. If the Participant is not married, or if the Participant is married and the spouse consents, the Beneficiary is the person designated to receive such benefits.

          (b) If, at the time of his death, a Participant has no spouse or designated Beneficiary, the Beneficiary is the personal representative of the Participant's estate, provided that satisfactory evidence of the appointment of a personal representative is furnished to the Plan Administrator within 90 days after the Participant's death. If no such evidence is received by the Plan Administrator, then the deceased Participant's Beneficiary shall be the Participant's distributees, as provided by law.

          (c) A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form for this Plan with the Plan Administrator. If a plan is merged into this Plan, Beneficiary designations made with respect to this Plan and the Beneficiary designation provisions of this Plan shall be controlling and shall supersede any beneficiary designations made with respect to the prior plan.

          (d) The interpretation of the Plan Administrator with respect to the designation of a Beneficiary shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary or any other person shall have the right to question any action of the Plan Administrator that, in the judgment of the Plan Administrator, fulfills the intent of the Participant who filed the designation. A Participant's Beneficiary is bound by the terms of the Plan.

     2.5  Board means the Board of Directors of the Company.

     2.6  Canadian Employee means an Employee of James River-
Marathon, Ltd., Canada Cup, Inc., or any other Canadian Employer.

     2.7 Company means James River Corporation of Virginia and any successor by merger or otherwise.

     2.8  Company Stock means common stock issued by the Company.

     2.9 Company Stock Fund means the investment fund maintained under the Plan for the investment of Participants' Accounts in shares of Company Stock.

    2.10 Compensation means total wages paid or otherwise payable in cash to an Employee by his Employer during a Plan Year for personal services, but excluding payments under any severance, salary continuation or layoff program, bonuses, director's fees, reimbursement of moving expenses, compensation received in connection with insurance, stock options or other benefit plans, and any deferred compensation or other plan or program of deferred compensation. Compensation shall be determined as follows:

          (a) Notwithstanding the foregoing, salary continuation payments made on account of a salaried Employee's termination of employment before July 1, 1994 shall be taken into account to the extent described in the Prior Plan.

          (b) Compensation shall be determined without regard to any reduction in remuneration resulting from an election to have Before-Tax Contributions made on an Employee's behalf pursuant to the Plan.

          (c) In the case of an Employee who is employed by two or more Employers, the Employee's aggregate Compensation from all Employers shall be deemed to be his Compensation. Effective for Plan Years beginning after December 31, 1993, the total amount of annual Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code.

          (d) For purposes of the anti-discrimination tests of Sections 5.4 and 5.5, "Compensation" means compensation for services performed for the Employer that is currently includable in gross income, increased by the Employee's Before-Tax Contributions, elective contributions under a cafeteria plan and elective contributions under other arrangements permitted to be included under Section 414(s) of the Internal Revenue Code.

    2.11  Effective Date means, for the amended and restated
Plan, July 1, 1994. The original effective date of the Plan was June 29, 1973.

    2.12 Employee means a person employed by an Employer, other than as an independent contractor.

    2.13 Employer or Employers means the Company and any Affiliated Company that adopts the Plan with the consent of the Board.

    2.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

    2.15 Highly Compensated Employee means an Employee described in Section 5.6.

    2.16  Hours of Service means:

          (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliated Company for the performance of duties;

          (b) Each hour (up to a maximum of 501 hours) for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliated Company for reasons (such as vacation, sickness or disability) other than for the performance of duties; and

          (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or an Affiliated Company.

          (d) To the extent required by Federal law, if an Employee leaves the employ of the Employer to enter the military service of the United States, and, upon his discharge from such military service, is reemployed by the Employer at a time when his reemployment rights are protected by Federal law, the Employee shall receive credit for purposes of determining his Hours of Service for the period during which he would have performed work for the Employer but for his military service.

Hours of Service under subsection (a) shall be credited to the 12-month period during which the Employee's duties were performed. Hours of Service under subsections (b) and (c) shall be credited to the 12-month period to which the payments relate. Hours of Service for periods of time during which no duties were performed shall be credited in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor regulations. In any case in which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of 45 Hours of Service per calendar week.

    2.17 Insider means a person designated as an insider for purposes of Section 16 of the Securities Exchange Act of 1934.

    2.18 Internal Revenue Code means the Internal Revenue Code of 1986, as amended, or any subsequently enacted Federal revenue law. A reference to a particular section of the Internal Revenue Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted Federal revenue law.

    2.19 Leave of Absence means an Employee's absence without loss of employment status (regardless of whether Compensation is paid) if such absence is authorized by his Employer pursuant to uniformly applied standards because of injury, illness, the business of the Employer or personal reasons. Leave of Absence also includes service in the Armed Forces of the United States, provided that the Employee returns to the employment of an Employer within the period of time during which his re-employment rights as a veteran are protected by law.

    2.20 Matching Contributions means contributions made by an Employer pursuant to Section 4.2.

    2.21  Participant means any person who is an eligible
Employee described in Section 3.1 and who elects to participate in the Plan.

    2.22 Permanent Disability means a disability that has rendered a Participant incapable of performing his customary or other comparable duties for his Employer. No Participant shall be declared Permanently Disabled unless his condition has existed for at least six consecutive months. A Participant shall not be deemed to be disabled if his incapacity arose while he was participating in a felonious criminal enterprise, if his incapacity resulted from his having engaged in a felonious criminal enterprise, or if his incapacity was a result of injury or disease incurred while in the military service of the United State (or another country) for which the Participant receives disability income benefits. The Plan Administrator shall determine whether a Participant has incurred a Permanent Disability in accordance with uniform principles consistently applied on the basis of such evidence as it deems necessary and advisable. The Plan Administrator may employ one or more physicians to examine a Participant and to investigate health or medical statements made by or on behalf of a Participant and may rely upon such evidence as it deems sufficient. The Plan Administrator's determination as to a Participant's Permanent Disability shall be final.

    2.23 Plan means this StockPlus Investment Plan, as amended from time to time.

    2.24 Plan Administrator means the committee responsible for administering the Plan, as described in Section 11.

    2.25  Plan Year means the calendar year.

    2.26  Prior Plan means the James River Corporation of
Virginia Stock Purchase Plan, as in effect before the Effective
Date of the restated Plan.

    2.27 Retirement Date means the first to occur of (a) the date on which the Participant has attained age 55 and has completed 15 years of Service, or (b) the date on which the Participant attains age 59-1/2.

    2.28  Rule 16b-3 means Rule 16b-3 of the Securities Exchange
Act of 1934, including any corresponding subsequent rule or amendments thereto.

    2.29 Service means an Employee's period of employment with the Employer and Affiliated Companies, beginning with the Employee's employment commencement date and ending with his severance from service date, and including the following:

          (a) An Employee's Service shall include periods during which the Employee was on a Leave of Absence or was laid off because of lack of work.

          (b) An Employee's Service shall include periods of service, as described above, with a predecessor employer whose stock or assets are acquired by an Employer or an Affiliated Company, except to the extent that the Board provides otherwise.

          (c)  Transfers between Employers or Affiliated
     Companies shall not be deemed terminations of Service.

An Employee's employment commencement date is the date on which he first performs an Hour of Service for the Employer or an Affiliated Company. An Employee's severance from service date is the first to occur of (i) the date on which an Employee terminates employment with the Employer and Affiliated Companies because he quits, is discharged, dies or retires or (ii) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, disability, leave of absence or layoff), if the Employee is still absent as of the anniversary date. This Section shall be administered in accordance with applicable Department of Labor regulations.

    2.30 Taxable Compensation means the total annual compensation paid to an Employee by the Employer and Affiliated Companies during a Plan Year, as defined in the Treasury Regulations issued under Section 415 of the Internal Revenue Code. "Taxable Compensation" includes an Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and Affiliated Companies (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Except as provided below, "Taxable Compensation" does not include items such as:

          (a) Salary reduction contributions and other contributions made by the Employer or an Affiliated Company to a plan of deferred compensation to the extent that the contributions are not includable in the Employee's gross income for the taxable year in which they are contributed.

          (b) Amounts received from the exercise of a non-qualified stock option or from restricted property.

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

          (d) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

Effective for Plan Years beginning after December 31, 1993, the amount of annual Taxable Compensation taken into account under the Plan for an Employee may not exceed $150,000, or an adjusted amount determined pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code. For purposes of Section 5.6, Taxable Compensation includes Before-Tax Contributions, elective contributions under a cafeteria plan, and elective contributions under other arrangements required to be included under Section 414(q) of the Internal Revenue Code.

    2.31 Trust Agreement means the Trust Agreement for the Plan, which was entered into to create a Trust Fund to receive, hold, invest and dispose of assets under the Plan.

    2.32  Trustee means The Bank of New York, and any successor
Trustee selected by the Board to hold and administer the Trust
Fund.  The Trustee shall be a fiduciary with respect to the Trust
Fund.

    2.33 Trust Fund means the assets held by the Trustee under the Trust Agreement.

    2.34 Valuation Date means the last day of each calendar month, or such other, more frequent, date as the Plan
Administrator may designate.

                                SECTION III

                               PARTICIPATION


     3.1  Participation in the Salary Reduction Plan.

          (a) Each Employee who was eligible to participate in the Prior Plan immediately before the Effective Date shall be eligible to be a Participant in the Plan as of the Effective
Date.

          (b) Each Employee, other than a temporary or seasonal employee, who is not eligible to become a Participant pursuant to subsection (a) shall be eligible to become a Participant as of the later of (i) the date on which the Employee commences employment with the Employer or (ii) July 1, 1994. A seasonal or temporary employee is an employee who is hired to work on a seasonal or temporary basis for a specified period of time and who is not expected to be credited with 1,000 or more Hours of Service during a 12-month period. The computation period for this purpose is the 12 consecutive month period beginning with the Employee's date of hire and subsequent 12-month periods beginning on an anniversary of the Employee's date of hire.

          (c)  Notwithstanding the foregoing, any Canadian
Employee who is not already a Participant as of the Effective
Date of the amended and restated Plan shall not be eligible to participate in the Plan.

     3.2  Application for Participation.

          (a) Participation in the Plan shall be voluntary. An eligible Employee may elect to participate in the Plan by making an enrollment election in such manner and at such time as the Plan Administrator shall designate. An enrollment election must be made before the date as of which the Employee's election to become a Participant will be effective. An Employee's payroll deductions shall begin within 30 days after the Plan Administrator receives the Employee's enrollment election.

          (b) When the Employer or an Affiliated Company acquires the stock or assets of a company, the Plan Administrator may establish a special enrollment period during which eligible
Employees of that company may elect to participate in the Plan.

     3.3 Duration of Participation; Reemployment. A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by an Employer as an eligible Employee under Section 3.1, he shall be eligible to be a Participant upon his reemployment.

                                SECTION IV

                               CONTRIBUTIONS


     4.1 Before-Tax Contributions. A Participant who is eligible to participate in the Plan may elect to have Before-Tax Contributions made on his behalf by entering into a salary reduction agreement with his Employer in such form and at such time as the Plan Administrator shall designate. Pursuant to the agreement, his Employer will agree to reduce the Participant's Compensation by a designated percentage and to contribute that designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 1% to 10% of Compensation, provided that:

          (a)  At any time during the Plan Year, the Plan
     Administrator may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated
     Employees, and

          (b) The maximum amount of Before-Tax Contributions that may be made on behalf of a Participant during a calendar year is $7,000, or an adjusted amount as determined pursuant to Sections 402(g) and 415(d) of the Internal
     Revenue Code.

     4.2  Matching Contributions.

          (a) Matching Contributions shall be made only with respect to a Participant's Before-Tax Contributions that are invested in the Company Stock Fund pursuant to Section 9.2, if the Participant has not attained age 57. If the Participant has attained age 57, Matching Contributions shall be made with respect to the Participant's Before-Tax Contributions, regardless whether the Before-Tax Contributions are invested in the Company Stock Fund.

          (b) Each Employer shall make a Matching Contribution for its Participants equal to the following percentage of its Participants' Before-Tax Contributions made on or after July 1, 1994 that qualify for a Matching Contribution pursuant to subsection (a):

                                              The Employer shall
                                              make Matching Contributions
                                              equal to the following
                                              Percentage of the
                                              Participant's Before-tax
If a Participant's Before-Tax                 Contributions described
Contributions are:                            in subsection (a):

     1% of Compensation                               120%
     2% of Compensation                               100%
     3% of Compensation                                90%
     4% of Compensation                                80%
     5% of Compensation                                70%
     6% of Compensation                                60%

The Employer shall make no Matching Contribution with respect to the portion of a Participant's Before-Tax Contributions that exceed 6% of the Participant's Compensation. Except with respect to Participants who have attained age 57, Matching Contributions will not be made with respect to Before-Tax Contributions that are not invested in the Company Stock Fund pursuant to Section 9.2.

              (c) Matching Contributions shall be made with respect to a Participant's Before-Tax Contributions, regardless whether the Participant ceases to be an Employee before the Matching
Contribution is made.

         4.3  Elections as to Contributions; Changes.

              (a) A Participant may elect to have Before-Tax Contributions made on his behalf, to change the contribution percentage prospectively, or to request a suspension or resumption of contributions by making an election in such form and at such time as the Plan Administrator shall designate. The Plan Administrator shall allow Participants to make such elections at least monthly. All elections made by a Participant shall continue in force until they are changed or until the Participant ceases to be a Participant.

              (b) A Participant's right to have Before-Tax Contributions made on his behalf shall be automatically suspended during any Leave of Absence during which the Participant receives no Compensation. When the Participant returns to employment with his Employer, his contributions will resume as of the date of his return to employment at the contribution rate in effect at the time his Leave of Absence began, unless the Participant elects to suspend or change the rate of contributions.

              (c) If a Participant's Before-Tax Contributions are suspended pursuant to Section 7.1(c), the Participant may resume
Contributions at such time as the Plan Administrator may designate after the suspension period required by Section 7.1(c).

              (d) A Participant shall not be permitted to make up suspended contributions, and Matching Contributions shall not be made for a Participant with respect to any suspended contributions.

         4.4  Time and Manner of Payment of Contributions.

              (a) Before-Tax Contributions shall be paid to the Trustee as of the earliest date on which they can reasonably be segregated from the Employer's general assets.

              (b) Matching Contributions shall be paid to the Trustee at least monthly. Matching Contributions may be made in cash or in Company Stock or in any combination of the two.

                                 SECTION V

                                 ACCOUNTS


         5.1 Participants' Accounts. The following Accounts, with such subaccounts as the Plan Administrator deems appropriate, shall be maintained for each Participant:

              (a) Before-Tax Contributions Account, to which shall be credited Before-Tax Contributions made on or after the Effective Date and the Participant's Salary Reduction
         Account under the Prior Plan.

              (b) After-Tax Contributions Account, to which shall be credited the Participant's Non-Tax-Deferred Account under the Prior Plan.

              (c) Before-Tax Matching Contributions Account, to which shall be credited Matching Contributions made on or after the Effective Date and the Participant's Salary
         Reduction Matching Account under the Prior Plan.

              (d) After-Tax Matching Contributions Account, to which shall be credited the Participant's Matching Account, other than the Participant's Salary Reduction Matching Account, under the Prior Plan.

              (e) Rollover Account, to which shall be credited the Participant's Rollover Account under the Prior Plan and assets transferred from other plans that are not credited to one of the foregoing Accounts pursuant to an Appendix.

The Plan Administrator may combine, eliminate or add to the foregoing Accounts at such time as the Plan Administrator deems appropriate. Contributions made under a plan that is merged into this Plan, or whose assets are otherwise transferred to this Plan, may be added to the foregoing Accounts according to an applicable Appendix. Earnings on each Account shall be allocated to that Account pursuant to the provisions of Section IX.

         5.2  Allocation of Contributions.  As of each Valuation
Date, the Plan Administrator shall allocate to the Accounts of each Participant the contributions made for the Participant's benefit since the preceding Valuation Date.

         5.3  Annual Addition and Benefit Limitations.

              (a) Notwithstanding the foregoing, the total amount of the Annual Additions, as defined hereafter, that may be allocated to the Accounts of a Participant for a Plan Year under all defined contribution plans maintained by the Employer and Affiliated Companies shall not exceed the lesser of (i) $30,000 or (ii) 25% of the Participant's Taxable Compensation. The
$30,000 amount referred to above shall be adjusted from time to time to correspond to the amount prescribed by law under Section 415(c)(1)(A) of the Internal Revenue Code or by the Secretary of the Treasury pursuant to Section 415(d) of the Internal Revenue
Code, determined as of the last day of the Plan Year to which the limitation applies. The Plan Year shall be the limitation year used to determine whether the requirements of this Section have been satisfied.

              (b) For purposes of this Section, "Annual Additions" for a Participant means the sum (under all defined contribution plans maintained by the Employer and Affiliated Companies) of (i) Before-Tax Contributions, Matching Contributions and other
Employer and Affiliated Company contributions made on his behalf,
(ii) forfeitures credited to his Accounts and (iii) other voluntary contributions made by the Participant. Annual
Additions shall not include excess Before-Tax Contributions that are distributed by April 15 following the calendar year in which the contributions were made, pursuant to Section 5.7.

              (c) If a Participant is or has been a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the Employer or an Affiliated Company, then the sum of the Participant's "defined benefit plan fraction" (defined below) and his "defined contribution plan fraction" (defined below) for any Plan Year as applied to the plans shall not exceed 1.0. The benefits provided under the defined benefit plans shall be reduced to comply with the limits of this subsection (c) before the contributions made to the defined contribution plans are reduced. For purposes of this
Section:

                   (i) The "defined benefit plan fraction" for any Participant for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans of the Employer and Affiliated Companies (determined as of the close of the Plan Year) and the denominator of which is the lesser of:

                        (x)  The product of 1.25 multiplied by
                   $90,000 (or such other amount as is permitted or required to be used under Section 415(e) of the Internal Revenue Code), or

                        (y) The product of 1.4 multiplied by 100% of the Participant's highest average Taxable
                   Compensation for the three consecutive years during which he was a participant in the defined benefit plans.

                  (ii) The "defined contribution plan fraction" for any Participant for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Plan Year under all defined contribution plans of the Employer and Affiliated Companies, and the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each previous year of service with the Employer and Affiliated Companies:

                        (x)  The product of 1.25 multiplied by the
                   $30,000 amount described in subsection (a) (as adjusted), or

                        (y)  The product of 1.4 multiplied by 25% of
                   the Participant's Taxable Compensation for the Plan Year.

As an alternative to the foregoing, in determining the limits of this subsection (c), the Plan Administrator may use any other method permissible under Section 415 of the Internal Revenue
Code.

              (d) As of the last day of each Plan Year, any excess Annual Additions shall be held in a suspense account and used to reduce contributions for the Participant for the next Plan Year (and succeeding Plan Years, as necessary). If the Participant is no longer a Participant at the end of a Plan Year, the excess amount will be used to reduce contributions for the Plan Year
(and succeeding Plan Years) for all Participants who are employed by the Employer with which the Participant was employed.

         5.4  Anti-Discrimination Test for Before-Tax Contributions.

              (a) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(k) of the Internal Revenue Code (described in subsection (b)) for each Plan Year. In order to ensure that the anti-discrimination test is met, the Plan Administrator shall direct the Employer to adjust the Before-Tax Contributions for the Plan Year to the extent necessary to meet the requirements of Section 401(k) of the Internal Revenue Code and shall instruct the Employer as to how such adjustment shall be made. An adjustment to Before-Tax Contributions shall be accomplished by (i) requiring each Highly Compensated Employee to reduce (or eliminate) the Before-Tax Contributions to be made on his behalf for the Plan Year, (ii) returning Before-Tax Contributions made on behalf of Highly Compensated Employees to the Employees as of the end of the Plan Year, in the manner described in Section 5.7,
(iii) making an additional, fully vested Employer contribution to the Plan, which shall be administered as an additional Before-Tax Contribution, for Participants who are not Highly Compensated Employees and who elected to have Before-Tax Contributions made for the Plan Year, or (iv) taking such other actions as the Plan Administrator deems appropriate. If the Employer makes an additional, fully vested Employer contribution to the Plan pursuant to subparagraph (iii) above, the contribution shall be paid to Trustee no later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates.

              (b) The anti-discrimination requirements of Section 401(k) of the Internal Revenue Code require that, in each Plan
Year, one of the following tests must be met:

                   (i)  The Actual Deferral Percentage (defined
              below) of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                  (ii) The excess of the Actual Deferral Percentage of the Highly Compensated Employees over that of the other eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 2.

              (c) The Actual Deferral Percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of the amount of Before-Tax Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year, to the Employee's
Compensation for the Plan Year. Matching Contributions allocated to Participants' Matching Contributions Accounts may be included in computing the Actual Deferral Percentage for a Plan Year, if the Plan Administrator determines that inclusion of such contributions is appropriate. As described in subsection (b), the Actual Deferral Percentage of the Highly Compensated
Employees shall be compared to the Actual Deferral Percentage of all other eligible Employees. The limitations of Section 5.4(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

              (d) Notwithstanding the foregoing, if the test described in subsection (b) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Section 401(k) of the Internal Revenue Code to determine whether the Plan meets the anti-discrimination requirements of Section 401(k) of the Internal Revenue Code.

              (e) If the Company maintains more than one plan qualified under Internal Revenue Code Section 401(a), and if the plans are aggregated for purposes of satisfying the coverage or anti-discrimination requirements of Section 401(a) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Before-Tax Contributions. If a Highly Compensated Employee participates in more than one plan of the Company, all Before-Tax Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test described in subsection (b), above. The Plan Administrator shall administer the anti-discrimination tests of
Section 5.4 and 5.5 in accordance with Internal Revenue Service rulings and Treasury regulations in effect from time to time.

              (f) In the case of a Highly Compensated Employee described in Section 5.6(d), the Actual Deferral Percentage for such Highly Compensated Employee shall be the greater of (i) the Actual Deferral Percentage determined by combining the contributions and Compensation of all of the Employee's family members who are eligible to participate in the Plan and who are Highly Compensated Employees (without regard to family aggregation) or (ii) the Actual Deferral Percentage determined by combining the contributions and Compensation of all family members of the Employee eligible to participate in the Plan.

         5.5  Anti-Discrimination Test for Matching Contributions.

              (a) Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(m) of the Internal Revenue Code (described in subsection (b)) for each Plan Year. In order to meet the anti-discrimination test, the Plan Administrator shall reduce the Matching Contributions for the Plan Year to the extent necessary to meet the requirements of Section 401(m) of the Internal Revenue Code, in the manner described in Section 5.7. The Plan Administrator may also take such other actions to reduce Matching Contributions as the Plan Administrator deems appropriate, including, without limitation, actions similar to those described in Section 5.4(a).

              (b) The anti-discrimination requirements of Section 401(m) of the Internal Revenue Code require that, in each Plan
Year, one of the following tests must be met.

                   (i) The Contribution Percentage (defined below) of the Highly Compensated Employees is not more than the Contribution Percentage of all other eligible
              Employees multiplied by 1.25; or

                  (ii) The excess of the Contribution Percentage of the Highly Compensated Employees over that of the other eligible Employees is not more than 2 percentage points, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all other eligible Employees multiplied by 2.

              (c) The Contribution Percentage is the average of the ratios, calculated separately for each eligible Employee, of the amount of Matching Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year, to the Employee's Compensation for the Plan Year. Before-Tax
Contributions may be included in computing the Contribution Percentage for a Plan Year, if the Plan Administrator determines that inclusion of such contributions is appropriate. However, Matching Contributions used to satisfy the anti-discrimination test described in Section 5.4(b) shall not be taken into account for purposes of the anti-discrimination test described in subsection (b) above, to the extent required by law. As described in subsection (b), the Contribution Percentage of the Highly Compensated Employees shall be compared to the Contribution Percentage of all other eligible Employees.

              (d) Notwithstanding the foregoing, if the test described in subsection (b) is not satisfied for a Plan Year, the Plan Administrator may use any other test permitted under Section 401(m) of the Internal Revenue Code to determine whether the Plan meets the anti-discrimination requirements of Section 401(m) of the Internal Revenue Code. The limitations of Section 5.5(b)(ii) shall be used only to the extent permitted by applicable Treasury regulations.

              (e) If the Company maintains more than one plan qualified under Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the discrimination or coverage requirements of Section 401(a)(4) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all Matching Contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Company, Matching Contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above.

              (f) In the case of a Highly Compensated Employee described in Section 5.6(d), the percentage derived in subsection
(b) above shall be the greater of the percentage derived in subsection (b), determined by combining the contributions and Compensation of all of the Employee's contributions and Compensation of all of the Employee's family members who are eligible to participate in the plan and who are Highly Compensated Employees (without regard to family aggregation), and the percentage determined under subsection (b) determined by combining the contributions and Compensation of all family members who are eligible to participate in the plan.

              (g) Notwithstanding any other provision of the Plan, the sum of the Actual Deferral Percentage and the Contribution Percentage (as defined above) on behalf of Highly Compensated Employees may not exceed the "aggregate limit" permitted under the multiple use test, as set forth in Treasury Regulation section 1.401(m)-2(b). If the aggregate limit is exceeded, then the Matching Contributions of those Highly Compensated Employees who participate in the Plan will be reduced (beginning with such Highly Compensated Employee whose percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an excess contribution under Section 5.7(c). The Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees are determined after any correction required to be made under this subsection (g). Multiple use does not occur if both the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of the non-Highly Compensated Employees.

         5.6  Highly Compensated Employees.

              (a) Except as otherwise provided below, in computing the anti-discrimination tests described in Sections 5.4 and 5.5, a Highly Compensated Employee is an Employee who, during the Plan
Year or the preceding Plan Year:

                   (i) Was at any time a 5% owner of the Employer or an Affiliated Company,

                  (ii)  Received Taxable Compensation from the
              Employer and Affiliated Companies in excess of $75,000,

                 (iii)  Received Taxable Compensation from the
              Employer and Affiliated Companies in excess of $50,000 and was in the top 20% of the Employees, when ranked on the basis of Taxable Compensation paid during the Plan Year, or

                  (iv)  Was at any time an officer and received
              Taxable Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal
              Revenue Code for the Plan Year.

The determination of Highly Compensated Employees shall be made in accordance with Section 414(q) of the Internal Revenue Code.

              (b) In determining who are Highly Compensated Employees for a Plan Year, an Employee who was not described in subsection (a)(ii), (iii) or (iv) above for the preceding Plan Year (without regard to this subsection) shall not be treated as described in subsection (a)(ii), (iii) or (iv) for the current Plan Year, unless the Employee is one of the 100 Employees who are paid the most Taxable Compensation during the current Plan Year.

              (c) For purposes of determining who are officers, not more than 50 Employees (or, if less, the greater of three
Employees or 10% of all Employees) shall be treated as officers.
If no officer of the Employer or Affiliated Company receives the amount of Taxable Compensation described in subsection (a)(iv) above, the highest paid officer for the Plan Year shall be treated as described in subsection (a)(iv).

              (d) If any person is a family member of a 5% owner or a family member of one of the ten Highly Compensated Employees who are paid the most Taxable Compensation during a Plan Year, then (i) the person shall not be considered a separate Employee for purposes of this Section and (ii) any Compensation paid to the person (and any applicable contribution or benefit on his behalf) shall be treated as if it were paid to (or on behalf of) the 5% owner or Highly Compensated Employee.

              (e) For purposes of determining the number of Employees in the top paid group described in subsection (a)(iii), the following Employees may be excluded:

                   (i) Employees who have not completed six months of service,

                  (ii) Employees who normally work less than 17-1/2 hours per week,

                 (iii) Employees who normally work during not more than six months during any Plan Year,

                  (iv)  Employees who have not attained age 21,

                   (v)   Employees whose terms of employment are
              covered by a collective bargaining agreement between Employee representatives and the Employer or an Affiliated Company, and

                  (vi) Employees who are non-resident aliens and who receive no United States earned income from the Employer or Affiliated Companies.

              (f) A Highly Compensated Employee includes a former Employee who separated from service prior to the Plan Year for which the determination was made and who was an active Highly Compensated Employee for either (i) such Employee's separation year or (ii) any Plan Year ending on or after the Employee's 55th birthday.

         5.7  Distribution of Excess Contributions.

              (a) If a Participant's Before-Tax Contributions exceed the Internal Revenue Code Section 402(g) limit described in
Section 4.1 for a calendar year, the amount of Before-Tax
Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by the first April 15 following the close of the calendar year in which the Before-Tax Contributions were made.

              (b) If Before-Tax Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in Section 5.4, the excess Before-
Tax Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2-1/2 months after the close of the Plan Year to which the Before-Tax Contributions relate.

              (c) If Matching Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in Section 5.5, the excess Matching Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2-1/2 months after the close of the Plan Year to which the contributions relate. In determining the amount of the distributions under this Section and Section 5.7(b), the Plan Administrator shall use the leveling method described in applicable Treasury regulations or any other method allowed by the Internal Revenue Service.

              (d) The amount of income attributable to excess contributions is that portion of the income on the Participant's
Account to which the contributions were allocated for the Plan
Year that bears the same ratio as the amount of excess contributions bears to the total balance of that Account.

              (e) The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any Qualified Domestic Relations
Order.

              (f) In order to comply with the applicable Internal Revenue Code requirements, Matching Contributions attributable to Before-Tax Contributions in excess of the Internal Revenue Code
Section 402(g) dollar limitation under Section 4.1 and Matching Contributions attributable to excess Before-Tax Contributions under Section 5.4 may be forfeited and applied to reduce future Matching Contributions. Such Matching Contributions may be forfeited regardless whether they are otherwise vested under the Plan.

              (g) If the Actual Deferral Percentage of a Highly Compensated Employee is determined by combining the contributions and Compensation of family members of the Employee, then the Actual Deferral Percentage is reduced in accordance with the leveling method referred to in Section 5.7(c) above and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined. This procedure may be modified as allowable under applicable Treasury regulations.

         5.8 Correction of Error. If an error is made in the adjustment of a Participant's Accounts, the error shall be corrected by the Plan Administrator, and any gain or loss resulting from the correction shall be credited to the income or charged as an expense of the Trust Fund for the Plan Year in which the correction is made. In no event shall allocations previously made to the Accounts of other Participants be required to be adjusted on account of the error.

                                SECTION VI

                   VESTING AND DISTRIBUTION OF ACCOUNTS


         6.1 Vested Interest. As of the Effective Date of the restated Plan, each Participant shall have a fully vested interest at all times in his Accounts.

         6.2 Distribution Upon Termination of Employment. Subject to Section 6.4(h), a Participant shall become entitled to a distribution of his Accounts when he retires on or after his Retirement Date or when he is otherwise no longer employed by the Employer and Affiliated Companies. A Participant's Accounts shall be valued as of the Valuation Date as of which the distribution is made. All the Participant's outstanding loans described in Section 7.4 shall become due and payable upon the Participant's termination of employment.

         6.3 Death. If a Participant dies before his Accounts have been distributed, his Accounts shall be paid to his Beneficiary.
The Participant's Accounts shall be valued as of the Valuation
Date as of which the distribution is made. All the Participant's outstanding loans described in Section 7.4 shall become due and payable upon the Participant's death.

         6.4  Form and Time of Payment.

              (a) If a Participant, other than a Canadian Employee, terminates employment with the Employer and Affiliated Companies, or if a Participant dies before his Accounts have begun to be distributed, the Participant's Accounts will be distributed in one of the following forms selected by the Participant (or his Beneficiary, in the case of the Participant's death):

                   (i) The Accounts may be paid to the Participant (or Beneficiary) in a lump sum payment.

                  (ii) The Accounts may be paid to the Participant (or Beneficiary) in monthly installments over a term certain extending not beyond the shorter of (x) 15 years or (y) the life expectancies of the Participant and his Beneficiary. If the Participant dies before the completion of installments, any balance of the Accounts shall be paid to his Beneficiary as provided in Section 6.3. If a Beneficiary who is receiving payments dies, any remaining balance of the Accounts shall be paid to the personal representative of the Beneficiary's estate. When establishing the term of installment payments to be paid to a Participant and his Beneficiary, at the time payments begin, the present value of the payments projected to be paid to the Participant, based on his life expectancy, must be more than 50% of the present value of the payments projected to be paid to the Participant and his Beneficiary, based on their life expectancies.

              (b) The Account balance of a Canadian Employee whose employment terminates for any reason will be distributed in a lump sum payment.

              (c) In order for benefits to begin to be paid to a Participant or Beneficiary, the Participant or Beneficiary must request payment, subject to the terms of the Plan. If the Participant is not a Canadian Employee and has not attained age 70 and the Participant's Account balance has ever exceeded $3,500, the Participant must consent to the distribution. The Participant's consent must be given in writing on a form designated by the Plan Administrator. To the extent required by law, such form, and a notice which explains the optional forms of benefit available to the Participant and his right to defer the receipt of his benefits under subsection (d) below, will be provided to the Participant no less than 30 days and no more than 90 days before the date on which distribution is to commence. A distribution may commence less than 30 days after the date on which the notice described above is given to the Participant, provided that:

                   (i)  The Plan Administrator informs the
              Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision as to whether to elect a distribution (and, if applicable, a particular distribution option), and

                  (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

Payments shall be made or shall begin to be made as soon as is administratively feasible after the Participant or Beneficiary requests the payment as described above. If additional allocations are to be made to the Participant's Account after the distribution date, the additional allocations will be distributed as soon as is administratively feasible after they are made.

              (d) A Participant who is not a Canadian Employee and whose Account balance has ever exceeded $3,500 may elect to postpone commencement of his benefit to a Valuation Date not later than his 70th birthday. A Participant who has elected to postpone commencement of his benefit may later elect to begin receiving his benefit at an earlier Valuation Date than the date originally designated.

              (e)  The following rules shall apply to a deceased
Participant who was not a Canadian Employee and whose Account balance exceeds or has exceeded $3,500:

                   (i) If a Participant dies after payments have begun, then his remaining Account balance, if any, must be distributed to his Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

                  (ii) If a Participant dies before his Account balance has begun to be distributed, then, except as provided below, his Account balance, if any, must be distributed within five years after the Participant's death. If the Participant's Account balance is distributed in installment payments to (or for the benefit of) an individual Beneficiary, then the Participant's Account balance may be distributed over a period not extending beyond the Beneficiary's life expectancy, and the payments must begin not later than one year after the Participant's death (or such other date as may be prescribed by Treasury regulations).

              (f) Notwithstanding the foregoing, distributions from the Plan must begin not later than the April 1 following the calendar year in which a Participant reaches age 70-1/2. If a Participant is still in employ of the Employer when distributions must begin, the Participant's Account will be distributed in a lump sum payment or in at least annual installments over a period permitted by Internal Revenue Code Section 401(a)(9). A
Participant shall be required to select a distribution form that complies with the requirements of Internal Revenue Code Section 401(a)(9). Payments will begin as of the April 1 following the calendar year in which the Participant reaches age 70-1/2. If the Participant fails to elect the form in which his Account is to be distributed, the Plan Administrator shall distribute the Participant's Account in a lump sum and shall distribute any additional allocations as soon as is administratively feasible after the close of the Plan Year in which the additional allocations are made.

              (g) A Participant may elect to have the portion of his Account that is invested in the Company Stock Fund paid in whole shares of Company Stock, with the value of fractional shares paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Company Stock will be valued as of the Valuation Date as of which the distribution is made. If part or all of a Participant's Account is invested in any investment fund other than the Company Stock Fund, that portion of the Account shall be paid in cash and shall be valued as of the Valuation Date as of which the distribution is made.

              (h)  Notwithstanding the foregoing, a Participant's
Before-Tax Contributions Account and Before-Tax Matching
Contributions Account may not be distributed unless:

                   (i) The Participant dies, incurs a Permanent Disability, attains age 59-1/2, separates from the service of the Employer and Affiliated Companies (as defined by applicable regulations), or qualifies for a withdrawal under Section 7.1 or 7.2(d);

                  (ii) The Participant transfers employment to an employer that has purchased substantially all of the assets used by the Participant's former employer in its trade or business, and the distribution is made within the time period required by applicable regulations;

                 (iii)  The Participant is and continues to be
              employed by a corporation that was formerly a subsidiary of the Employer or an Affiliated Company and the stock of which has been sold, and the distribution is made within the time period required by applicable regulations; or

                  (iv) The Plan is terminated and no successor plan is established.

This Section 6.4(h) shall apply as required by Section 401(k) of the Internal Revenue Code, notwithstanding anything in the Plan to the contrary, and shall be administered consistent with the requirements of Section 401(k).

              (i) If a Participant or Beneficiary elects a distribution from the Plan and for any reason part of the amount elected cannot be distributed (for example, because a portion of the Account is invested in a fund from which a distribution cannot be made for reasons over which the Plan Administrator and Trustee have no control), a partial distribution attributable to the available portion of the elected amount may be made.

         6.5 Reemployed Participants. If a terminated Participant is reemployed by an Employer before incurring five consecutive one-year breaks in Service, the Participant may have the value of the forfeited portion of his Account, if any, reinstated by repaying to the Plan the amount previously distributed to him.
The repayment must be made no later than the earlier of (x) five years after the first date on which the Participant is reemployed or (y) the close of the Participant's first five consecutive one-year breaks in Service beginning after the distribution. The Employer shall restore the forfeiture by making an additional contribution to the Plan. A break in Service is a 12-month period during which the Employee is not employed by the Employer or an Affiliated Company following his severance from Service date. If an Employee is absent from work on account of maternity or paternity leave, the Employee shall not be considered to have a break in Service for the first 12-month period in which the Employee would otherwise have had a break in Service. Maternity leave for this purpose is a period during which the Employee is absent because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for a child immediately after the birth or placement of the child.

         6.6  Benefits to Minors and Incompetents.

              (a) If any person entitled to receive payment under the Plan is a minor, the Plan Administrator shall pay the amount in a lump sum directly to the minor, to a guardian of the minor or to a custodian selected by the Trustee under the appropriate Uniform Transfers to Minors Act.

              (b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Plan Administrator to have incurred expense for the person otherwise entitled to payment.

         6.7  Location of Missing Participants.

              (a) If a Participant cannot be located after reasonable efforts have been made by the Plan Administrator to locate him (or, in the case of a Participant's death, his Beneficiary), then the Participant's Account shall be forfeited. If a Participant's Account exceeds $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after two successive certified or similar mailings to the last address on file with the Plan Administrator; provided, however, that in no event shall such reasonable efforts be deemed to have been completed earlier than the close of the 12 consecutive calendar month period following the last of the two successive mailings. If a Participant's Account does not exceed $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after one certified or similar mailing to the last address on file with the Plan Administrator and the Participant (or Beneficiary) does not respond to the mailing within three months following the date of the mailing.

              (b) As of the Valuation Date next following the end of the 12-month period or three-month period (whichever is applicable), the missing Participant's Account shall be forfeited. If the Participant or Beneficiary makes a valid written claim for the Account after it has been forfeited, the Participant's former Employer shall make a contribution to the Plan to reinstate the forfeited amount to the Participant's
Account. The Employer's contribution may be made in one or more payments over such period of time as the Employer deems appropriate.

         6.8 No Guarantee of Values. The Employer does not guarantee that the market value of the Company Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant's contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Company Stock and other assets allocable to his Account in accordance with the provisions of the Plan.

         6.9  Eligible Rollover Distributions.

              (a) Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b)  Definitions.

                   (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii)  Eligible retirement plan:  An eligible
              retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in
              Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                SECTION VII

                           WITHDRAWALS AND LOANS


         7.1  Hardship Withdrawals.

              (a) A Participant who is not a Canadian Employee may request that the Plan Administrator authorize a hardship withdrawal to be made from his Accounts, if the Participant has incurred financial hardship, as described below.

              (b) A Participant will be considered to have incurred financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall mean needs resulting from:

                   (i)  Expenses for medical care described in
              Section 213(d) of the Internal Revenue Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code) or necessary for these persons to obtain medical care described in
              Section 213(d) of the Internal Revenue Code;

                  (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                 (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents (as defined in Section 152 of the Internal Revenue Code);

                  (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                   (v) Any additional expenses or payments approved by the Internal Revenue Service.

The determination of hardship shall be made by the Plan
Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

              (c) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

                   (i) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need;

                  (ii)  The Participant has obtained all
              distributions,other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer;

                 (iii) The Participant may not make contributions to the Plan or any other plan of deferred compensation maintained by the Employer (except for any defined benefit plan maintained by the Employer that requires mandatory employee contributions) for 12 months after receipt of the withdrawal; and

                  (iv) The Participant may not make Before-Tax Contributions for the calendar year that immediately follows the year of the withdrawal in excess of the applicable limit under Section 4.1(b) for the year, minus the amount of the Participant's Before-Tax Contributions for the year in which the withdrawal is made.

              (d) Hardship withdrawals may be made as of the end of any month (or more frequently, if the Plan Administrator so determines). A Participant who wishes to make a hardship withdrawal shall apply in writing to the Plan Administrator, in such form and at such time as the Plan Administrator shall designate. The Participant must furnish such information in support of his application as may be requested by the Plan
Administrator.

              (e) The Plan Administrator shall determine the amount, if any, of withdrawal that may be made and may direct distribution of as much of the eligible portion of the Participant's Accounts as the Plan Administrator deems necessary to alleviate the hardship. The Plan Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship or in excess of the eligible portion of the Participant's Accounts as of the date as of which the Plan Administrator approves the withdrawal. The amount withdrawn from a Participant's Accounts shall not exceed the amount by which the balance of the Participant's Accounts exceeds the unpaid balance of any outstanding loans described in Section
7.4. The Plan Administrator shall designate the order in which hardship withdrawals shall be made from Participants' Accounts.

              (f) Notwithstanding the foregoing, a Participant may not withdraw from his Before-Tax Contributions Account any earnings credited to that Account on or after January 1, 1989.
If Matching Contributions for years beginning on or after January 1, 1989 are included in computing the Actual Deferral Percentage under Section 5.4(c), a Participant may not make a hardship withdrawal from those Matching Contributions or earnings thereon.

              (g) A hardship withdrawal shall be paid in a lump sum payment as soon as is administratively feasible after the Valuation Date coinciding with or next following the date on which the hardship withdrawal is approved, in the same manner as distributions are made pursuant to Section 6.4(f).

         7.2  Withdrawals During Employment.

              (a) Subject to subsections (b) and (c) below, a Participant who is not a Canadian Employee may request a withdrawal of all or a specified part of his After-Tax Contributions Accounts, After-Tax Matching Contributions Account, and Rollover Account as of any Valuation Date. A withdrawal may not exceed the Participant's interest in the foregoing Accounts as of the Valuation Date as of which the withdrawal is made and may not exceed the limits described in subsections (b) and (c) below.

              (b)  A Participant may not withdraw Matching
Contributions that were made with respect to after-tax contributions under the Prior Plan, until the Matching
Contributions have been held in the Plan (including the Prior
Plan) for at least 24 calendar months.

              (c) In order to make a withdrawal pursuant to subsection (a), a Participant must submit an application in such form and at such time as the Plan Administrator shall designate. A Participant's Accounts shall be valued as of the Valuation Date as of which the Plan Administrator approves the withdrawal. The amount withdrawn from a Participant's Accounts shall not exceed the amount by which the Participant's total Accounts, reduced by the unpaid balance of any outstanding loans described in Section 7.4, exceeds the unpaid balance of any outstanding loans described in Section 7.4.

              (d) A Participant who is not a Canadian Employee and who has attained age 59-1/2 may request a one-time withdrawal of the entire balance in his Accounts as of any Valuation Date.
After a Participant who has attained age 59-1/2 has made a one-time withdrawal of his entire balance in his Accounts, any future withdrawals shall be subject to the limitations imposed under subsections (b) and (c) above. If a one-time withdrawal is made pursuant to this subsection (d), the Participant's outstanding loans described in Section 7.4 shall become due and payable. Any loan described in Section 7.4 that is not promptly repaid shall be considered in default and treated as a taxable distribution to the Participant. To make a one-time withdrawal pursuant to this subsection (d), a Participant must submit an application in such form and at such time as the Plan Administrator shall designate.

              (e) A withdrawal shall be paid in a lump sum payment, in the same manner as distributions are made pursuant to Section
6.4(f).

         7.3  Withdrawals During Employment by Canadian Employees.

              (a) Participants who are Canadian Employees may not make withdrawals pursuant to Section 7.1 or 7.2. Instead, as of any Valuation Date, a Participant who is a Canadian Employee may withdraw all or any portion of his After-Tax Contributions
Account that does not exceed:

                   (i) That portion of the Account that has a market value, as of the Valuation Date as of which the withdrawal is made, equal to the aggregate after-tax contributions made by the Participant to the Prior Plan before the Valuation Date, less

                  (ii) The amount of any previous withdrawals made by the Participant from the Account pursuant to subsection (a).

              (b) The Plan Administrator may authorize a Canadian Employee to make a withdrawal from his After-Tax Matching Contributions Account as of a Valuation Date if there is an adverse condition in the Participant's affairs that, in the opinion of the Plan Administrator, has resulted in an immediate need for financial assistance to meet obligations incurred or to be incurred by the Participant to pay (i) substantial medical or other expenses to maintain the Participant's health or the health of members of his immediate family, (ii) substantial expenses to provide for the higher education of the Participant's children,
(iii) substantial expenses to maintain the Participant's welfare and the welfare of his immediate family in the event of his permanent lay-off, divorce, separation from his spouse or other form of domestic breakdown, or (iv) substantial expenses arising as a result of other family emergency, including, under extraordinary circumstances, expenses needed to purchase a primary residence. A Participant may not make a withdrawal pursuant to this subsection (b) unless all amounts that may be withdrawn pursuant to subsection (a) have been withdrawn.

              (c) A withdrawal pursuant to this Section 7.3 shall be made by submitting an application in such form and at such time as the Plan Administrator shall designate. Withdrawals shall be paid in a lump sum payment, in the same manner as distributions are made pursuant to Section 6.4(f).

         7.4 Loans. As of any Valuation Date, a Participant who is an Employee, other than a Canadian Employee, may apply to the Plan Administrator, for a loan to be made to the Participant from his Accounts. Loan requests shall be made in such form and at such times as the Plan Administrator shall designate. Loans shall be made available to Participants who are not Employees if and to the extent required by law, and, notwithstanding anything in the Plan to the contrary, the Plan Administrator shall make appropriate arrangements for such loans, if required by applicable law. A loan may be made to a Participant subject to the following conditions:

              (a) The Plan Administrator shall implement procedures for the authorization of Plan loans, using uniform and nondiscriminatory standards. The Plan Administrator shall take into consideration the terms of any existing Qualified Domestic Relations Order in determining whether to authorize a loan.

              (b) The loan may only be made from a Participant's vested interest in his Accounts as of the Valuation Date as of which the loan is to be made. The minimum loan that may be made to a Participant is $1,000 (or such other amount as may be permitted by law) and the maximum loan is one-half of the Participant's Accounts. The amount of loans outstanding to a Participant at any time, aggregated with the outstanding balance of all other loans to the Participant from all other qualified plans maintained by the Employer and Affiliated Companies, shall not exceed the lesser of:

                   (i)  $50,000 (adjusted as described below); or

                  (ii) One-half of the Participant's Accounts under the Plan.

         The $50,000 amount referred to in subparagraph (i) above shall be reduced by the difference between (x) the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the day before the date of the loan and (y) the outstanding balance of loans to the Participant from the Plan on the date of the loan. For purposes of applying the foregoing limitations, the value of a Participant's Accounts shall be determined as of the Valuation Date as of which the loan is to be made. Overdue interest shall be deemed to be an outstanding loan.

              (c) A Loan may not be made from a Participant's Before-Tax Contributions that were made on or after July 1, 1994, that were matched by Matching Contributions, and that have not been held in the Trust Fund for 24 consecutive calendar months.

              (d) Loans shall be available to all Participants on a reasonably equivalent basis. Loans shall not be made available to highly compensated Participants in a greater percentage of their vested Account balances than the percentage that is available to other Participants.

              (e) Not more than one-half (or such other amount as may be permitted by applicable law) of a Participant's Accounts, determined immediately after the origination of the loan, may be used as security for the outstanding balance of all Plan loans made to a Participant.

              (f) Loans shall be made in cash. When a loan is made to a Participant, Company Stock and other assets held in his Account will be liquidated to provide the funds to be loaned to the Participant. The loan shall be evidenced by a promissory note, which shall be held as an asset of the Participant's Account.

              (g) Interest on a loan shall be charged at a rate not less than the prime rate in effect as of the first day of the month in which the loan application is received by the Plan Administrator, plus one percent. The Plan Administrator shall determine the interest rate consistent with applicable law. When establishing interest rates on Plan loans, the Plan Administrator may charge different rates based on the loan repayment method that will apply to the Participant.

              (h) A loan shall be repayable within five years from the date on which the loan is made; provided that a loan made for the purposes of enabling a Participant to purchase his primary residence may have a term of up to ten years. Loans to Employees shall be repaid by payroll deduction, with equal payments (including principal and interest) due each payday. Loans to Participants who are not active Employees shall be repaid according to appropriate arrangements made by the Plan Administrator. A Participant may elect to prepay the balance of his outstanding loan at any time by any method acceptable to the Plan Administrator. If a Participant elects to prepay his outstanding loan, the prepayment must be for the entire balance of the loan amount, unless applicable law provides otherwise.

              (i) A loan made to a Participant shall be considered a separate investment of the portion of the Participant's Account that is equal to the outstanding balance of the loan. The balance in the borrowing Participant's Account shall be reduced by the outstanding balance of the loan for purposes of allocating net income and increases and decreases in the value of the Trust Fund assets. Interest and principal paid on the loan shall be credited to the borrowing Participant's Account and shall be invested as described in Section 9.7. Principal and interest paid on the loan shall not be considered earnings of the Trust Fund for allocation purposes.

              (j) If an outstanding loan is not repaid as and when due, the principal of and interest on the loan shall be deducted from any benefit that the Participant or his Beneficiary is entitled to receive, and the Participant or Beneficiary shall be subject to tax in accordance with Internal Revenue Code requirements. The unpaid principal and interest shall be deducted from the Account on the first date on which a Participant's Account may be distributed.
         If a loan becomes due and payable upon a Participant's termination of employment and the Participant (or Beneficiary, in the event of his death) does not repay the loan within 90 days after the Participant's termination of employment, the portion of the Participant's Account attributable to the unpaid loan will be deemed to be distributed to the Participant (or Beneficiary) as of the end of the 90-day period, and the Participant's Account balance will be automatically offset by the unpaid loan balance.

              (k) If any amount is distributed from the Trust Fund to a Participant or his Beneficiary while a loan to the Participant is outstanding, the Plan Administrator shall direct that the distributed amount be applied to reduce the outstanding balance of the loan.

              (l) Expenses incurred by the Plan Administrator and the Trustee in making, administering and collecting a loan may be charged against the Account of the borrowing
         Participant.

              (m) The Plan Administrator may adopt and utilize such forms and other documents as may be necessary or appropriate to administer the Plan's loan provisions, and such forms and documents are incorporated herein by this reference.

              (n) A Participant may not request more than two loans during a Plan Year. The Participant must repay any outstanding loan from the Plan before receiving a second loan from the Plan.

         7.5 Outstanding Prior Plan Loans. Any outstanding loan made before June 30, 1984, as described in Section 4.8 of the Prior Plan as in effect before July 1, 1994, must be repaid within 90 days after the Effective Date.

         7.6 Insiders. Notwithstanding anything in the Plan to the contrary:

              (a) The Plan Administrator may impose on Insiders such restrictions and requirements regarding participation, contributions, investments, distributions and other matters as the Plan Administrator deems appropriate to comply with Rule 16b-3 or other applicable law, and

              (b) If required by Rule 16b-3 or other applicable law, a Participant who is an Insider may not request a withdrawal or loan from, or a transfer to or from, the Company Stock Fund more frequently than once a month.

                               SECTION VIII

                            TRUST ARRANGEMENTS


         8.1 Appointment of Trustee. The Trustee shall be named in the Trust Agreement. Upon execution of the Trust Agreement, the Trustee shall have exclusive responsibility, authority and discretion to hold and invest the assets of the Plan, as provided in the Trust Agreement and in the Plan.

         8.2 Appointment of Investment Managers. The Plan Administrator may appoint investment managers to manage part or all of the trust assets, as provided in the Trust Agreement. An investment manager must qualify as an investment manager under
Section 3(38) of ERISA.

                                SECTION IX

                          INVESTMENT OF ACCOUNTS


         9.1  Investment Funds.

              (a)  The following investment funds shall be
established for purposes of the Plan:

                   (i) Company Stock Fund. The Company Stock Fund shall be invested primarily in Company Stock. The Trustee may purchase and sell Company Stock on the open market, from and to the Company, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA and the Internal Revenue Code.

                  (ii)  Other Investment Funds.  The Plan
              Administrator shall designate other investment funds from time to time for investment of Participants' Accounts. The Plan Administrator shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder. Special investment funds with respect to assets of plans that are merged into the Plan may be designated pursuant to an applicable Appendix.

              (b) Plan assets may be invested in a short term investment fund or in any other manner deemed appropriate by the Trustee, pending investment in the appropriate investment fund.

              (c) The Plan Administrator may impose upon any investment fund such restrictions as may be necessary or appropriate. For example, the Plan Administrator may restrict transfers to or from an investment fund, and the Plan Administrator may limit the amount of a Participant's Account that may be transferred to or from an investment fund during a specified period of time.

         9.2  Investment of Accounts by Participants Under Age 57.

              (a) Each Participant who has not yet attained age 57 may elect either (i) to have his Before-Tax Contributions invested in the Company Stock Fund and receive Matching
Contributions with respect to the Before-Tax Contributions or
(ii) to have his Before-Tax Contributions invested in one or more of the alternate investment funds and not receive Matching
Contributions with respect to the Before-Tax Contributions.

              (b) Before-Tax Contributions that are matched with Matching Contributions pursuant to Section 4.2 automatically shall be invested in the Company Stock Fund. Such matched Before-Tax Contributions shall remain invested in the Company Stock Fund, and may not be transferred to another investment fund, until the earlier of (i) the date on which the matched Before-Tax Contributions have been held in the Plan for at least 24 consecutive calendar months, or (ii) the date on which the Participant attains age 57.

              (c) Matching Contributions automatically shall be invested in the Company Stock Fund, except as provided in Section
9.3. Matching Contributions, and earnings thereon, shall remain invested in the Company Stock Fund and may not be transferred to another investment fund until the Participant attains age 57.

              (d) The following Accounts of a Participant who has not attained age 57 shall be invested in the Company Stock Fund:

                   (i) The Participant's Before-Tax Contributions that are made on or after July 1, 1994, that are matched by Matching Contributions, and that have not been held in the Plan for at least 24 months,

                  (ii) The portion of the Participant's Before-Tax Contributions Account attributable to Before-Tax
              Contributions made under the Prior Plan (and earnings thereon),

                 (iii)  The Participant's Before-Tax Matching
              Contributions Account,

                  (iv)  The Participant's After-Tax Contributions
              Account, and

                   (v)  The Participant's After-Tax Matching
              Contributions Account.

              (e) A Participant who has not attained age 57 may elect to have the following Accounts invested in any of the investment funds offered pursuant to Section 9.1:

                   (i) The portion of the Participant's Before-Tax Contributions Account that is not required to be invested in the Company Stock Fund pursuant to subsection (d) above,

                  (ii)  The Participant's Rollover Account, and,

                 (iii) Any amounts so designated pursuant to an applicable Appendix to the Plan.

              (f) Without limiting Section 12.1 in any way, it is anticipated that the Board may determine that, as of a date to be specified in the future, Participants who have attained age 57 may be permitted to invest the following Accounts in any of the investment funds offered pursuant to Section 9.1:

                   (i)  The Participant's After-Tax Contributions
              Account, and

                  (ii)  The Participant's After-Tax Matching
              Contributions Account.

         9.3 Investment of Accounts by Participants Who Have Attained Age 57. Each Participant who has attained age 57 shall have the right to direct the investment of all of his Accounts into any of the investment funds offered pursuant to Section 9.1.

         9.4 Directed Investments. With respect to those portions of a Participant's Accounts that are not restricted to automatic investment in the Company Stock Fund, investments may be directed by the Participant in accordance with regulations issued under the Internal Revenue Code and ERISA, as follows:

              (a) A Participant may make investment directions in such form and at such time as the Plan Administrator shall designate. Investment directions shall specify the investment funds in which the Participant's Accounts are to be invested. Investment directions may be made at least quarterly, and more frequently if the Plan Administrator so determines, in whole percentages. Investment directions shall be submitted to such person as the Plan Administrator designates to implement Participants' directions. A Participant's investment directions shall be implemented as soon as is administratively feasible, consistent with applicable law and the Trustee's fiduciary responsibilities. An investment direction shall continue to apply until a subsequent direction is properly submitted. A Participant's Accounts may be charged for the reasonable expenses of carrying out investment directions.

              (b) To the extent required by applicable law or regulations, each Participant shall be provided the following information for each investment fund:

                   (i) An explanation that the Plan is intended to constitute a plan described in Section 404(c) of ERISA and the corresponding regulations, and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by such Participant;

                  (ii) A description of the investment fund and its investment objectives and risk and return characteristics, including the type and diversification of assets in the investment;

                 (iii)  An identification of any designated
              investment managers;

                  (iv) An explanation of the circumstances under which the Participant may give instructions and limitations thereon;

                   (v) A description of any fees and expenses which may be charged to the Participant's Account in connection with purchases or sales of interests in the investment fund;

                  (vi) The name, address and telephone number of the Plan fiduciary (or his designee) responsible for providing the information required under this Section 9.4;

                 (vii) Any materials relating to the exercise of voting or similar rights incidental to the Participant's ownership interest in the investment fund, to the extent that such rights are passed through to Participants under the terms of the Plan;

                (viii) If the investment fund is subject to the Securities Act of 1933, a copy of the most recent prospectus immediately prior to the Participant's initial investment in the investment fund; and

                  (ix)  With respect to the Company Stock Fund,
              Participants shall be provided with all information generally required to be provided to shareholders of the Company.

              (c) To the extent required by applicable law or regulations, upon request, each Participant shall also be provided the following information for each investment fund:

                   (i)  A description of the annual operating
              expenses and the total expenses, expressed as a percentage of average net assets;

                  (ii)  Copies of any prospectuses, financial
              statements and reports, and any other materials that are available to the Plan;

                 (iii)  A list of the assets comprising the
              portfolio, together with the value of each asset and, if the asset is a fixed rate contract issued by a bank, savings and loan association, or insurance company, the name of the issuer, the term, and the rate of return on the contract;

                  (iv) Information concerning the value of shares or units in investment funds available to Participants under the Plan, as well as the past and current investment performance of such funds (determined, net of expenses, on a reasonable and consistent basis); and

                   (v) Information concerning the value of shares or units held in the Account of the Participant.

         9.5 Limitations on Directed Investments. The Trustee may decline to implement a Participant's investment directions if such directions would:

              (a) Result in a prohibited transaction as described in ERISA section 406 or Internal Revenue Code section 4975;

              (b) Generate taxable income to the Plan or jeopardize its tax qualified status;

              (c) Not be in accordance with the documents and instruments governing the Plan;

              (d) Cause a fiduciary to maintain the indicia of ownership in an asset outside jurisdiction of the United
         States district courts;

              (e) Result in a loss greater than the balance in the Participant's Account; or

              (f) Result in certain transactions between the Plan and the Employer or an affiliate of the Employer.

         9.6 Application to Beneficiaries and Alternate Payees. All Beneficiaries of deceased Participants who have Account balances in the Plan may direct the investment of their Accounts into any one or more of the investment funds offered pursuant to Section
9.1.  After an Alternate Payee's interest in a Participant's
Accounts has been finally determined pursuant to Section 11.8, the Alternate Payee may direct the investment of the Alternate Payee's Accounts into one or more of the investment funds offered pursuant to Section 9.1, to the same extent that the Participant could have directed the investment of the Accounts.

         9.7 Order of Withdrawals and Loans from the Investment Funds. When a withdrawal or loan is made from a Participant's Account that is invested in more than one investment fund, the amount to be withdrawn or loaned shall be deducted proportionately from the amount invested in each investment fund. In the case of a loan, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the loan is to be made, after amounts to be allocated as of the Valuation Date have been allocated but before any transfers between the investment funds or withdrawals have been made. Loan repayments shall be credited to the investment funds in which the Participant's Account is invested, consistent with the requirements of Section 9.2, if applicable. In the case of a withdrawal, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the withdrawal is to be made, after amounts to be allocated as of that Valuation Date have been allocated and after any loans or any transfers between investment funds have been made. The Plan Administrator shall have discretion to change, in a non-discriminatory manner, the order in which withdrawals and loans from the investment funds are to be made and credited.

         9.8 Limitation on Insiders' Interests in Company Stock. The Plan Administrator may determine that the fair market value of Company Stock held in the Accounts of Participants who are Insiders may not equal or exceed 20% of the fair market value of all securities with a readily ascertainable fair market value that are then held in the Trust Fund. If the limitation of this
Section is or may be exceeded, the Plan Administrator may direct Insiders to invest all or part of their Accounts in investments other than the Company Stock Fund, consistent with applicable Internal Revenue Code and ERISA requirements.

         9.9  Voting, Tender and Exercise of Similar Rights with
Respect to Company Stock.

              (a) A Participant may instruct the Trustee how to vote, tender, or exercise similar rights with respect to the shares of Company Stock allocable to the Participant's Account. The Trustee shall hold any voting, tender, or similar instructions it receives from a Participant in the strictest confidence and shall implement and follow procedures sufficient to safeguard the confidentiality of such instructions, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

              (b) Unless required by applicable law, the Trustee shall not vote, tender, or exercise any similar rights with respect to shares of Company Stock for which no investment instructions are received from Participants.

              (c) The Plan Administrator (or its agent) shall ensure that all notices, forms, and other information regarding the exercise of voting, tender, or similar rights are distributed to Participants within a reasonable time before voting, tender, or similar rights are to be exercised. Instructions from a Participant must be received by the Trustee in time for the Trustee to act with respect to them.

    9.10 Management of the Company Stock Fund.

              (a) The Plan Administrator shall implement and follow procedures sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock by Participants, except to the extent necessary to comply with Federal or state laws not preempted by ERISA.

              (b) If required by law, the Plan Administrator shall appoint an independent fiduciary (within the meaning of applicable Department of Labor regulations) to perform certain functions with respect to the Company Stock Fund if the Plan Administrator determines that appointment of an independent fiduciary is necessary because of a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of their shareholder rights.

              (c) The Trustee shall manage the Company Stock Fund in a manner consistent with ERISA, the Internal Revenue Code and applicable securities laws. Consistent with these laws, the Trustee shall implement appropriate procedures, restrictions and limitations with respect to the purchase and sale of Company
Stock. If the Trustee is not able to execute fully Participants' investment directions at a particular time, the Trustee shall execute the instructions to the extent possible, in a pro rata manner.

    9.11 Allocation of Income. All net income that is earned on investments in an investment fund described in Section 9.1 shall be reinvested by the Trustee in that investment fund. As of each Valuation Date, the Trustee shall determine the current fair market value of each investment fund. As of each Valuation Date, before making adjustments for withdrawals, loans and transfers, the Plan Administrator shall adjust the Accounts invested in that investment fund to reflect the value of the investment fund as of that date. The adjustments shall be based on each Participant's Account balance invested in the investment fund as of the preceding Valuation Date. The outstanding balance of a Participant's loans described in Section 7.4 will not be included as part of his Account balance for purposes of allocations under this Section 9.11.

                                 SECTION X

                            GENERAL PROVISIONS


    10.1 Nonalienation of Benefits. No person shall have any interest in or right to any assets of the Trust Fund or any rights under the Plan except to the extent expressly provided in the Plan. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability for alimony or other payments for the support of a spouse, former spouse, or for any other relative of a Participant or Beneficiary, before actually being received by the person entitled thereto under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder.

    10.2 Merger or Consolidation. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary of the Plan shall have an accrued benefit immediately after the merger, consolidation or transfer that is equal to or greater than the accrued benefit that the Participant or Beneficiary had immediately before the merger, consolidation or transfer.

    10.3 No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, or as giving a right to any person to continue in the employment of an Employer, or as limiting the right of an Employer to discharge any person at any time, with or without cause.

    10.4 Non-Reversion. It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer's contributions under the Plan for any particular Plan Year shall be conditioned upon (i) the Plan initially being a qualified plan under Section 401(a) of the Internal Revenue Code for the Plan Year, and (ii) the contribution being deductible under Section 404 of the Internal Revenue Code. If, after the Employer's contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, then the Trustee shall refund to the Employer within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or (ii) not being satisfied, subject to the following rules:

              (a) The Trustee shall be under no obligation to make such refund unless a written direction of the refund signed by an authorized representative of the Employer, is submitted to the Trustee.

              (b) Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

              (c) The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer's written direction.

    10.5 Construction and Severability. Except as otherwise provided by Federal law, the Plan shall be administered, construed and enforced according to Virginia law. Each provision of the Plan shall be considered to be severable from all other provisions, so that if any provision or any part of a provision shall be declared void, the remaining provisions shall continue to be effective.

    10.6 Delegation of Authority. Whenever any Employer is permitted or required to perform any act, such act may be performed by any officer or other person duly authorized by the Board.

    10.7 Changes in Capital Structure. The existence of the Plan shall not limit or in any way affect the right of any Employer to change its capital structure or accounting practices at any time in whatever manner it may determine to be advisable.

    10.8 Receipt of Rollovers and Trustee-to-Trustee Transfers.

              (a) Subject to rules established by the Plan Administrator, the Trustee may receive a transfer of assets previously held under another tax-qualified plan for the benefit of a person who is eligible to participate in this Plan. Unless the Plan Administrator determines otherwise, assets that are subject to the annuity requirements of Section 417 of the Internal Revenue Code may not be transferred to this Plan, and assets that were previously distributed from a plan maintained by an Employer or a predecessor of an Employer may not be transferred to this Plan. Transferred assets may be received directly from the trustee of a tax-qualified plan, or they may be received as a rollover contribution from a tax-qualified plan or from an individual retirement account. Any plan from which assets are received must be a plan qualified under Section 401 of the Internal Revenue Code at the time of the transfer, and any rollover individual retirement account must be an individual retirement account within the meaning of Section 408 of the Internal Revenue Code at the time of the rollover.

              (b) The Trustee shall invest the transferred assets as part of the Trust Fund. The transferred assets, and the earnings and losses attributable to them, shall be held in the Participant's Rollover Account (unless an applicable Appendix provides otherwise).

              (c) The Plan Administrator and the Trustee shall be fully protected in relying on data, representations, or other information provided by a Participant or other Employee for the purpose of determining that the requirements of subsection (a) have been satisfied.

    10.9 Gender and Number. Every pronoun used in the Plan shall be construed to be of such number and gender as the context shall require.

   10.10 Plan Merger. The Plan Administrator may direct that one or more other defined contribution plans maintained by an Employer be merged into this Plan. In the event of such a merger, the Plan Administrator shall designate the Accounts to which each Participant's accounts from the prior plan shall be allocated. Attached to the Plan are one or more Appendices that explain how the accounts of the prior plans are to be administered under this Plan.

                                SECTION XI

                            PLAN ADMINISTRATION


    11.1 Plan Administrator.

              (a) The Plan Administrator shall have responsibility for administering the Plan and carrying out its provisions. The Company, by action of its Board, shall appoint the Plan Administrator, which shall consist of a committee of not less than three persons. Any member of the Plan Administrator may be removed and new members may be appointed by action of the Board.

              (b) Any person appointed to be a member of the Plan Administrator shall give his acceptance in writing to the Company. Any member of the Plan Administrator may resign by delivering his written resignation to the Company, and such resignation shall be effective upon such delivery or upon any date specified in the notice.

              (c) For purposes of administering the Plan, the Plan Administrator may delegate any or all of its duties, powers and responsibilities to one or more persons, entities or subcommittees, whose members may or may not be members of the Plan Administrator.

    11.2 Responsibilities. The Plan Administrator shall have responsibility and authority to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding. Any discretionary actions to be taken under the Plan by the Plan Administrator with respect to the classification of Employees, Participants, Beneficiaries, contributions, or benefits shall be uniform in nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Plan Administrator shall have the power, duty and express discretionary authority:

              (a) To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

              (b) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

              (c) To interpret the Plan, and to resolve any ambiguity or inconsistency;

              (d) To decide questions concerning the eligibility of any Employee to become a Participant;

              (e) To employ counsel, accountants, specialists, agents and such clerical, medical and other services as the Plan Administrator may require in carrying out the provisions of the Plan;

              (f) To determine the manner in which the assets of the Plan shall be disbursed; and

              (g) To authorize one or more persons to make any payment on its behalf, or to execute or deliver any instrument.

              (h) To appoint an independent fiduciary to carry out activities relating to the Company Stock Fund if the Trustee so requests in accordance with Section 9.10(b).

The Plan Administrator shall have the power to modify by administrative practice the time periods set forth in the Plan for making elections and applications with respect to withdrawals, distributions, Plan loans, investment directions, and other matters. The Plan Administrator shall exercise its power in a uniform and nondiscriminatory manner in accordance with applicable law.

    11.3 Delegation of Duties:

              (a) To the extent permitted by law, the Plan Administrator and any person to whom it may delegate any duty or power in connection with the Plan and the Employer and its officers and directors shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any counsel, accountant, other specialist or other person selected by the Plan Administrator, or in reliance upon any tables, valuations, certificates, opinions or reports that shall be furnished by any of them or by the Trustee. To the extent permitted by law, no member of the Plan Administrator or any subcommittee, nor the Employer or its officers and directors, shall be liable for any neglect, omission or wrongdoing of the Trustee or of any other person to whom powers, duties or responsibilities with respect to the Plan have been delegated.

              (b) The Plan Administrator may authorize one or more persons to make any payment in its behalf, or to execute or deliver any instrument.

    11.4 Expenses. All expenses that shall arise in connection with the administration of the Plan, including, but not limited to, the compensation of the Trustee, administrative expenses and other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any counsel, accountant, specialist, agent or other person who shall be employed by the Plan Administrator in connection with the administration thereof, shall be charged to the Trust Fund and paid by the Trustee unless paid by the Employer. Participants' Accounts may be charged for part or all of the expenses of administration of the Plan, consistent with applicable law.

    11.5 Compensation. Unless otherwise agreed to by the Employer, the members of the Plan Administrator and any subcommittee shall serve without compensation for services as such, but all reasonable expenses incurred in the performance of their duties shall be paid from the Trust Fund. Unless otherwise determined by the Company or required by law, no officer of the Company and no member of the Plan Administrator or any subcommittee shall be required to give any bond or other security in any jurisdiction.

    11.6 Facility of Payment. Whenever, in the Plan Administrator's opinion, a person who is entitled to receive a benefit from the Plan (or an installment payment of the benefit) is under a legal disability, or other incapacity that prevents him from managing his financial affairs, the Plan Administrator may direct the Trustee to make payments to the person, or to his legal representative, or to a relative or friend of the person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of the person. Any payment of a benefit or any installment payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

    11.7 Benefit Claims Procedure.

              (a) If any person makes a claim regarding the amount of any distribution or its method of payment, such person shall present the reason for the claim in writing to the Plan Administrator. The Plan Administrator, in its discretion, may request a meeting to clarify any matters that it deems pertinent.
A claimant who is denied a claim will, within 90 days of its receipt of the claim, be given notice by the Plan Administrator that describes:

                   (i)  The specific reason or reasons for the
              denial;

                  (ii) The specific reference to the Plan provisions on which the denial is based;

                 (iii) A list of additional material or information (if any) that is necessary for the claimant to perfect the claim, with an explanation of why the additional information is needed;

                  (iv)  An explanation of the Plan's claim procedure;
              and

                   (v) An explanation that the claimant may request a review of his claim denial by the Plan Administrator by filing a written request with the Plan Administrator not more than 60 days after receiving written notice of the denial and that the claimant, or his representative, before such review, may review pertinent documents and submit issues and comments in writing.

              (b) If a review of the initial denial is requested and the claim is again denied, the Plan Administrator shall again give written notice within 60 days of its decision to deny the claim to the claimant setting forth items (i) and (ii) above.
All final interpretations, determinations and decisions of the Plan Administrator with respect to any matter hereunder shall be conclusive and binding upon the Employer, Participants, Employees, and all other persons claiming interest under the Plan, except as otherwise provided by ERISA.

    11.8 Domestic Relations Orders.

              (a) If the Trustee or the Plan Administrator receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Plan Administrator shall take the following steps:

                   (i)  If benefits are in pay status, the Plan
              Administrator shall direct the Trustee to withhold payment and to account separately for the amounts that will be payable to the Alternate Payees (defined below) if the order is a Qualified Domestic Relations Order (defined below).

                  (ii) The Plan Administrator shall promptly notify the named Participant and any Alternative Payees of the receipt of the domestic relations order and of the Plan Administrator's procedures for determining if the order is a Qualified Domestic Relations Order.

                 (iii)  The Plan Administrator shall determine
              whether the order is a Qualified Domestic Relations
              Order under the provisions of Internal Revenue Code
              Section 414(p).

                  (iv) The Plan Administrator shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

              (b) If, within 18 months beginning on the date the first payment would be made under the domestic relations order (the 18-Month Period), the order is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the specified amounts to the persons entitled to receive the amounts pursuant to the order.

              (c) If, within the 18-Month Period, (i) the order is determined not to be a Qualified Domestic Relations Order or
(ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Plan Administrator shall direct the Trustee to pay the specified amounts to the Participant or other person who would have been entitled to such amounts if there had been no order.

              (d)  If an order is determined to be a Qualified
Domestic Relations Order after the end of the 18-Month Period, the determination shall be applied prospectively only.

              (e) A Qualified Domestic Relations Order shall not give an Alternate Payee any greater rights with respect to distributions, investments or other matters than a Participant would have with respect to the Account. Distributions shall be made to Alternate Payees in accordance with the Plan, the Qualified Domestic Relations Order and applicable law.

              (f) For the purposes of this Section, the following terms shall have the following definitions:

                   (i) Alternate Payee - Any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

                  (ii) Qualified Domestic Relations Order - Any domestic relations order or judgment that meets the requirements set forth in Internal Revenue Code Section 414(p).

                                SECTION XII

                             AMENDMENT OF PLAN


    12.1 Reserved Power to Modify, Suspend or Terminate. As future conditions affecting this Plan cannot be foreseen, the Company, through action of the Board, reserves the right to amend, modify, suspend, or terminate the Plan. Any amendment may affect future Participants, but may not diminish the balances in the Accounts of any Participant or Beneficiary as they existed immediately before the effective date of the amendment.

    12.2 Amendment Requiring Shareholder Approval. If and to the extent required to comply with Rule 16b-3, any amendment to the Plan made prior to September 1, 1994 that would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan, must be submitted to the shareholders of the Company for approval. Notwithstanding the foregoing, the Board may increase the number of investment funds offered under the Plan without first obtaining the approval of the shareholders of the Company. If the September 1, 1994 effective date of the current proposed changes to Rule 16b-3 is postponed, the September 1, 1994 date referred to above shall be deemed to refer to such postponed effective date of the current proposed changes to Rule 16b-3.

    12.3 Distribution on Termination of Plan. If the Plan is terminated or if there is a complete discontinuance of contributions to the Plan, with or without notice, each Participant's interest in his Accounts shall become fully vested. A partial termination of the Plan, with or without notice, shall be deemed to be a termination of the Plan resulting in full vesting as to the part of the Plan that is terminated. In the event of a termination of the Plan, Participants' Accounts shall be distributed upon a date determined by the Plan Administrator.

                               SECTION XIII

                 ADOPTION OF PLAN BY AFFILIATED COMPANIES


    13.1 Adoption of the Plan. Any Affiliated Company may become an Employer, with the approval of the Board, by adopting the Plan for its Employees. An Affiliated Company that becomes a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan. An Affiliated Company adopting the Plan may determine whether and to what extent periods of employment with the Affiliated Company before the Affiliated Company adopts the Plan shall be included as Service under the Plan, and an Affiliated Company may exclude certain classes of Employees from eligibility to participate in the Plan, as long as the exclusion does not result in prohibited discrimination under the Internal Revenue Code.

    13.2 Withdrawal. An Employer may withdraw from the Plan at any time by giving the Plan Administrator advance notice in writing of its intention to withdraw. Upon receipt of notice of a withdrawal, the Plan Administrator shall certify to the Trustee the equitable share of the withdrawing Employer in the Trust Fund, and the Trustee shall set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the withdrawing Employer's equitable share. If the Plan is to be terminated with respect to the withdrawing Employer, the amount set aside shall be administered according to Section 10.2. If the Plan is not to be terminated with respect to the withdrawing Employer, the Trustee shall turn over the withdrawing Employer's equitable share to a trustee designated by the withdrawing Employer, and the securities and other property shall thereafter be held and invested as a separate trust of the withdrawing Employer.

    13.3 Sale of Employer or Division. If substantially all of the stock or assets of an Employer or a division of an Employer are sold, the Accounts of participants who are Employees of the affected Employer or division may be transferred to a tax-qualified defined contribution plan or the purchaser. If such a transfer is made, the Accounts of the affected Participants shall be transferred to a tax-qualified plan of the purchaser, and the affected Participants shall no longer be entitled to any benefits under this Plan. The transfer of Accounts shall be full satisfaction of this Plan's obligation to provide benefits to the affected Participants and their Beneficiaries.

                                SECTION XIV

                                 TOP HEAVY


    14.1 Top Heavy. If the Plan is Top Heavy for any Plan Year, then the provisions of this Section 14 shall apply, notwithstanding anything in the Plan to the contrary. The determination of Top Heavy status shall be made as follows:

              (a) "Top Heavy" plans are one or more plans that are qualified under Internal Revenue Code Section 401(a) and under which the sum of the present value of accrued benefits of Key Employees under defined benefit plans and the account balances of Key Employees under defined contribution plans exceeds 60% of the sum of the present value of accrued benefits and account balances of all employees, former employees (except for former employees who perform no services for the Company for the five-year period ending on the determination date), and beneficiaries in the plans.
         The determination date is the date on which it is determined whether this Plan is Top Heavy. Such determination shall be made as of the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. The determination shall be made in accordance with Internal Revenue Code Section 416(g). The account balances under the Plan shall be valued as of each Valuation Date. Actuarial equivalence and benefit accruals shall be determined on the basis of the definition of actuarial equivalence and accrued benefits used for purposes of the James River Corporation of Virginia Retirement Plan for Salaried and Other Non-Bargaining Unit Employees, as in effect at the time. If the Company and Affiliated Companies maintain more than one plan qualified under Internal Revenue Code Section 401, then (a) each such plan in which a Key Employee is a participant and (b) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Internal Revenue Code Section 401(a)(4) or 410 shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. The Company and Affiliated Companies may, in their discretion, aggregate any other qualified plan with this Plan to the extent that such aggregation is permitted by Internal Revenue Code Section 416(g). The Company will determine whether the Plan is Top Heavy. For purposes of the preceding sentence, a Plan includes a terminated plan which was maintained by the Company within the last five years ending on the determination date and would otherwise be required to be aggregated with this Plan.

              (b) A Key Employee is an Employee, former Employee or Beneficiary who, at any time during the Plan Year or during any of the four preceding Plan Years, is or was (i) an officer of the Company or an Affiliated Company whose annual Taxable Compensation from the Company and Affiliated Company exceeds 50% of the amount in effect under Internal Revenue Code Section 415(b)(1)(A) for the Plan Year, (ii) one of the ten Employees who own (or are considered as owning, within the meaning of Section 318 of the Internal Revenue Code) at least 0.5% and the largest interests in the Company or an Affiliated Company and whose annual Taxable Compensation from the Company and Affiliated Companies is at least equal to the amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code for the Plan Year, (iii) a 5% owner of the Company or an Affiliated Company, or (iv) a 1% owner of the Company or an Affiliated Company whose annual Taxable Compensation from the Company and Affiliated Companies exceeds $150,000. The amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code for a Plan Year is the $30,000 amount described in Section 5.3 of the Plan, as adjusted. The determination of Key Employee status shall be made in accordance with Section 416(i) of the Internal Revenue Code, and the number of persons who are considered Key Employees shall be limited as provided under that Section.

    14.2 Minimum Allocation.  For any Plan Year in which the
Plan is Top Heavy, either a minimum benefit or a minimum contribution shall be provided for each Participant who is not a Key Employee and who is not covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining. Unless the minimum benefit described in
Section 416(c)(1) of the Internal Revenue Code is provided under a defined benefit plan, the amount of Company and Affiliated Company contributions and forfeitures that are allocated under one or more plans maintained by the Company or Affiliated Companies to the account of each Participant described above who is an Employee on the last day of the Plan Year shall be at least equal to 5% of the Participant's Taxable Compensation. This minimum contribution shall be made under other plans maintained by the Company or Affiliated Companies before it is made under this Plan. The Company shall have discretion to contribute an amount needed to satisfy this minimum allocation.

    14.3 Compensation Limitation. For any Plan Year in which this Plan is Top Heavy, the amount of a Participant's Taxable Compensation that may be taken into account under the Plan shall not exceed $150,000 (or an adjusted amount pursuant to Internal Revenue Code Sections 401(a)(17) and 415(d)). If the Participant is a 5% owner or is one of the 10 highly compensated employees, as defined in Internal Revenue Code Section 414(q), earning the most Section 415 Compensation, such limitation shall be calculated by aggregating the Taxable Compensation of the Participant and any "family member" of such Participant who participates in the Plan. For purposes of this paragraph, the term "family member" means the Participant's spouse and lineal descendants who have not attained age 19 by the close of the Plan Year.

    14.4 Benefit and Contribution Limitations. For Plan Years in which the Plan is Top Heavy, the 1.25 amount in Section 5.3 of the Plan shall be changed to 1.0 unless:

              (a) The sum of the present value of accrued benefits and account balances of Key Employees under plans aggregated pursuant to Section 14.1(a) does not exceed 90% of the total present value of accrued benefits and account balances of all participants in the plans, and

              (b) The minimum contribution described in Section 14.2 of the Plan is increased to 7-1/2% of the Participant's
         Taxable Compensation.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 25th day of May, 1994.


                                 JAMES RIVER CORPORATION OF
                                 VIRGINIA


                                 By/s/ Daniel J. Girvan

                                APPENDIX A

                               MERGER OF THE
                              JAMES RIVER II
                SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
                    INTO THE STOCKPLUS INVESTMENT PLAN



         The James River II Salaried Employees Retirement Savings
Plan (the "JRII Plan") will be merged into the StockPlus
Investment Plan as of July 1, 1994.  Contributions to the JRII
Plan were frozen in 1986. The following special provisions relate to accounts transferred from the JRII Plan:

         1. All accounts in the JRII Plan immediately before July 1, 1994 shall be transferred to this Plan as of July 1, 1994 and shall be administered according to the provisions of this Plan, subject to the special provisions described below. Employees and former employees who have accounts in the JRII Plan immediately before July 1, 1994 are referred to as "Former JRII Employees".

         2. A Former JRII Employee's accounts under the JRII Plan will be held in the following Accounts for the Former JRII
Employee under this Plan:

              (a) The JRII Plan accounts attributable to before-tax contributions shall be held in the Before-Tax Contributions Account.

              (b) The JRII Plan accounts attributable to after-tax contributions shall be held in the After-Tax Contributions Account.

              (c) The JRII Plan account attributable to matching contributions shall be held in the Before-Tax Matching
         Contributions Account (except as described in subsection
         3(b) below).

              (d) The JRII Plan account attributable to rollover contributions shall be held in the Rollover Account.

         3. Each Former JRII Employee's Accounts shall be invested according to the terms of this Plan, subject to the following rules:

              (a) A Former JRII Employee may direct the investment of the portion of his Before-Tax Contributions Account that is attributable to assets transferred from the JRII Plan into any of the investment funds described in Section 9.1, without regard to whether the Former JRII Employee has attained age 57, subject to subsection (c) below.

              (b) If the Former JRII Employee had the right to invest his matching contributions account under the JRII Plan in investments other than Company Stock, such matching contributions shall be held in the Participant's After-Tax Matching Contributions Account. The Former JRII Employee may direct the investment of the portion of his After-Tax Matching Contributions Account that is attributable to such JRII Plan matching contributions in any of the investment funds described in Section 9.1, subject to subsection (c) below.

              (c) Notwithstanding anything in the Plan to the contrary, the investment fund consisting of an Executive Life Insurance Company guaranteed investment contract (Fixed Income Fund A) shall be considered a "frozen" investment fund, and no amounts may be transferred to or from Fixed Income Fund A. No loans, withdrawals or distributions may be made from Fixed Income Fund A. If a Former JRII Employee (or his Beneficiary or an Alternate Payee) elects a distribution from his Accounts and a portion of the elected amount is invested in Fixed Income Fund A, only the portion of his Accounts that is not invested in Fixed Income Fund A may be distributed. These restrictions on Fixed Income Fund A shall remain in effect until such time as cash payments are made from Executive Life Insurance Company (or a successor) to Fixed Income Fund A in amounts available and sufficient for distribution to Former JRII Employees.

              (d)  In other respects, a Former JRII Employee's
         Accounts may be invested in the manner described for those Accounts under Section IX of the Plan.

         4. Each Former JRII Employee's Accounts shall be held and administered according to the terms of this Plan, subject to the following rules:

              (a) If a Former JRII Employee has a loan from the JRII Plan that is outstanding as of July 1, 1994, the loan will remain outstanding under the merged Plan, until paid or otherwise satisfied according to its terms. In other respects, Plan loans will be governed by the provisions of
         Section 7.4 of this Plan.

              (b)  As of the end of any Plan Year quarter, a Former
         JRII Employee who has attained age 59-1/2 may elect to withdraw any whole percentage (but not less than 10%) of the Former
         JRII Employee's interest in the portion of his Before-Tax Contributions Account that is attributable to before-tax contributions made under the JRII Plan. The withdrawal shall be made pursuant to the administrative procedures described in Section 7.2; provided that withdrawals under this Section 4(b) may only be made as of the end of a Plan
         Year quarter (March 31, June 30, September 30 or December
         31).

              (c) If a Former JRII Employee received a withdrawal from the JRII Plan before April 1, 1981 and repays to the Plan in a lump sum an amount equal to the portion of the withdrawal that was attributable to employee contributions allocated to the basic after-tax account, the Employer shall restore to the Participant's Account the amount of the forfeiture, without adjustments. The amount of the repayment shall be credited to the Former JRII Employee's Matching Contributions Account. The repayment must be made before the date on which the Participant completes a period of severance of at least 12 consecutive calendar months ending before January 1, 1985 or a period of severance of 60 months or more ending on or after January 1, 1985.

         5. The provisions of this Plan are intended to comply with the requirements of Section 411(d)(6) of the Internal Revenue
Code with respect to the accounts transferred from the JRII Plan.
The Plan shall be administered consistent with the requirements of Section 411(d)(6) and the regulations thereunder.